Exhibit 99.1

Press Release:

NeuroMetrix, Inc Reports 2004 Fourth Quarter Results

Fourth Quarter Revenues of $5.8 Million Increased 101% From Previous Year

WALTHAM, Mass.—(BUSINESS WIRE)—January 27, 2005—NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the design, development and sale of proprietary products used to diagnose neuropathies, announced today fourth quarter financial results for the period ended December 31, 2004.

Total revenues for NeuroMetrix’s fourth quarter were $5.8 million, 101% higher than the $2.9 million of revenues reported for the fourth quarter of 2003. Total gross margin percentage for the fourth quarter 2004 was 72.9% compared to 71.0% for the fourth quarter of 2003. Revenues for the three months ended December 31, 2004 were 88% derived from biosensor sales and 12% derived from diagnostic device sales with gross margin percentages of 73.3% and 70.2%, respectively. By comparison, revenues for the three months ended December 31, 2003 were 90% derived from biosensor sales and 10% derived from diagnostic device sales with gross margin percentages of 73.8% and 46.9%, respectively.  Net loss for the quarter was $835,200 compared to $952,100 for the fourth quarter of 2003.  Fourth quarter 2004 net loss includes non-cash stock-based compensation charges of $78,700 compared to $42,500 in the fourth quarter of 2003.

For the year ended December 31, 2004 total revenues were $17.9 million, a 95% increase over $9.2 million in total revenues for the year ended 2003. Total gross margin percentage for the year ended December 31, 2004 was 72.9% compared to 70.5% for the year ended December 31, 2003. Revenues for the year ended December 31, 2004 were 88% derived from biosensor sales and 12% derived from diagnostic device sales with gross margin percentages of 73.7% and 67.2%, respectively. By comparison, revenues for the year ended December 31, 2003 were 86% derived from biosensor sales and 14% derived from diagnostic device sales with gross margin percentages of 74.0% and 49.5%, respectively. For the year ended December 31, 2004, net loss was $4.3 million compared to a net loss of $3.7 million for the year ended December 31, 2003.  The net loss for the year ended December 31, 2004 includes interest expense of $964,100 of which $637,800 was related to the early repayment of our secured line of credit with Lighthouse Capital Partners, compared to $136,300 of interest expense for the year ended December 31, 2003.  Also included in the 2004 net loss is $1.0 million of non-cash stock-based compensation expense, compared to $96,400 in 2003.

Shai N. Gozani, M.D., Ph.D, NeuroMetrix’s President and CEO said, “We believe that our performance in the fourth quarter and for the full year demonstrates our continued ability to grow and develop the point-of-service neuropathy diagnostic market.  In the fourth quarter, a total of 109,025 biosensors were consumed by our expanding customer base.  This represents 82.5% year-over-year growth.  Furthermore, in the latter part of the quarter we successfully implemented a full market release of our sural nerve biosensor, which we expect will become a key component of our diabetes and low back pain product offerings.”

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 2:00 p.m. Eastern time on Thursday, January 27, 2005 to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2004.  In addition, the Company will be available to answer questions concerning business and financial developments and trends, and other business and financial matters affecting the Company.

The conference call may be accessed in the United States by dialing 1-800-659-1942 and using the confirmation code 88172775.  Internationally, the conference call may be accessed by dialing 1-617-614-2710, and using the same confirmation code. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.neurometrix.com under the “Investors” tab.

About NeuroMetrix

NeuroMetrix is a medical device company establishing a new standard of care through the design, development and sale of proprietary products used to diagnose neuropathies. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back pain and carpal tunnel syndrome, as well as other clinical disorders.  The NC-stat System, the Company’s neuropathy diagnostic system, has been on the market since May 1999 and is presently used in over 2,200 physician’s offices, clinics and other health care facilities in the United States. The Company holds issued utility patents covering a number of important aspects of the NC-stat System.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it.  There can be no assurance that future developments affecting the Company will be those that the Company has anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, risks associated with: dependence on the NC-stat System and its components; the Company’s ability to increase its customer base and expand the market for its products; the ability to manage growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company’s customers for procedures performed using the NC-stat System; compliance with applicable quality control and manufacturing standards; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company’s products; effectiveness of the Company’s products compared to other medical device products; protection of the Company’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; dependence upon computer and communication infrastructure utilized by the Company’s products; the Company’s capital and financing needs; and any failure of the Company to successfully integrate acquired businesses.  These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT:

Nicholas J. Alessi

Director of Finance

NeuroMetrix, Inc.

781-890-9989

neurometrix.ir@neurometrix.com

SOURCE: NeuroMetrix, Inc.

NeuroMetrix, Inc

Condensed Statement of Operations

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Revenues:
Diagnostic device	$717,007	300,224	$2,219,489	$1,302,306
Biosensor	5,057,482	2,570,107	15,700,600	7,865,251
Total revenues	5,774,489	2,870,331	17,920,089	9,167,557

Cost of revenues	1,565,453	832,462	4,853,326	2,706,539
Gross margins	4,209,036	2,037,869	13,066,763	6,461,018

Operating expenses:
Research and development (1)	833,571	730,172	3,268,363	2,396,772
Sales and marketing (1)	2,853,658	1,325,741	8,488,047	4,767,640
General and administrative (1)	1,497,254	840,398	4,844,378	2,850,455
Total operating expenses	5,184,483	2,896,311	16,600,788	10,014,867

Loss from operations	(975,447)	(858,442)	(3,534,025)	(3,553,849)

Interest income	143,926	3,844	214,092	23,481
Interest expense	3,652	97,490	964,056	136,340

Net loss	(835,173)	(952,088)	(4,283,989)	(3,666,708)

Accretion of redeemable convertible preferred stock	—	(502,367)	(1,386,301)	(2,009,450)
Deemed dividend on redeemable convertible preferred stock	—	—	(787,885)	—
Beneficial conversion feature associated with redeemable convertible preferred stock	—	—	(7,050,771)	—

Net loss attributable to common stockholders	(835,173)	(1,454,455)	(13,508,946)	(5,676,158)

Net loss per common share (basic and diluted)	$(0.07)	$(1.40)	$(2.35)	$(5.46)

Weighted average shares used to compute basic and diluted net loss per common share	12,025,223	1,041,421	5,747,579	1,038,817

(1) Non-cash stock-based compensation expense included in these amounts are as follows:
Research and development	$21,317	$17,368	$249,131	$35,125
Sales and marketing	36,402	12,849	356,422	36,790
General and administrative	20,969	12,314	423,042	24,535
Total non-cash stock based compensation	$78,688	$42,531	$1,028,595	$96,450

NeuroMetrix, Inc.

Condensed Balance Sheets

	December 31, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,312,309	$1,622,516
Short-term investments	15,198,525	—
Accounts receivable, net	3,126,565	1,851,983
Inventory	1,284,261	1,078,390
Prepaid expenses and other current assets	672,970	217,165
Current portion of deferred costs	140,719	115,978
Total current assets	25,735,349	4,886,032

Restricted cash	1,897,200	1,897,200
Long-term investments	9,497,158	—
Fixed assets, net	679,359	339,224
Deferred costs	143,462	95,325
Total assets	$37,952,528	$7,217,781

Liabilities, Warrants for Redeemable Convertible Preferred Stock, Redeemable Convertible Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	$899,291	$434,385
Accrued expenses	1,936,626	937,075
Current portion of long-term debt	—	515,236
Current portion of deferred revenue	399,468	245,447
Total current liabilities	3,235,385	2,132,143

Long-term debt	—	2,046,986
Deferred revenue	471,734	211,676
Other long-term liabilities	189,091	185,454
Total liabilities	3,896,210	4,576,259

Warrants for redeemable convertible preferred stock	—	450,100
Redeemable convertible preferred stock	—	47,693,742

Stockholders’ equity/(deficit):
Common stock	1,203	104
Additional paid-in capital	92,278,379	—
Subscriptions receivable	—	(2,143)
Deferred compensation	(745,086)	(598,933)
Accumulated deficit	(57,478,178)	(44,901,348)
Total stockholders’ equity/(deficit)	34,056,318	(45,502,320)

Total liabilities, warrants for redeemable convertible preferred stock, redeemable convertible preferred stock and stockholders’ equity/(deficit)	$37,952,528	$7,217,781